Exhibit 10.2

AMENDMENT #6 TO SERVICES AGREEMENT BETWEEN TRX FULFILLMENT

SERVICES, LLC. AND AMERICAN AIRLINES, INC.

This Amendment #6 (this “Amendment”) is made and entered into this 1st day of August, 2012 (the “Amendment Effective Date”) between American Airlines, Inc. (“American”) and TRX Fulfillment Services, LLC. (“Counterparty”). TRX and American have previously entered into a Services Agreement dated as of December 23, 2002, as amended on February 1, 2006, June 27, 2008, June 29, 2011, September 1, 2011 and September 28, 2011 (the “Original Agreement”), which is incorporated herein by reference.

Counterparty acknowledges that American is a debtor in possession under chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the cases styled “In re AMR Corporation, et al.” pending in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”), case no. 11-15643 (SHL) (Jointly Administered) (the “Bankruptcy Cases”). American, and certain of its debtor affiliates, commenced the Bankruptcy Cases on November 29, 2011 (the “Commencement Date”).

For and in consideration of the mutual covenants contained in the Agreement and this Amendment, the parties hereto agree as follows:

1.	Exhibit A, Section 5(a) – Term and Termination.

This Amendment shall extend the Initial Term of the Original Agreement through December 31, 2017.

2.	Assumption, Cure and Related Matters

Counterparty agrees that notwithstanding the date this Amendment is executed, this Amendment does not constitute an assumption of the Original Agreement or entry into a new postpetition agreement unless and until the Bankruptcy Court enters an order (the “Order”) authorizing American to assume the Original Agreement as modified by this Amendment. Accordingly, the parties agree that the Original Agreement (as modified by this Amendment) shall be deemed assumed, pursuant to section 365 of the Bankruptcy Code, on the date set forth in the Order (the “Assumption Date”).

Counterparty further agrees that to the extent it has claims (as defined in the Bankruptcy Code) arising prior to the Commencement Date against American or any of its debtor affiliates in the Bankruptcy Cases, American shall cure any and all such claims by payment of * (the “Cure Amount”) to Counterparty. The Cure Amount shall be paid to Counterparty within five (5) business days after the Assumption Date. Counterparty expressly agrees that (a) the Cure Amount constitutes full and final satisfaction of any claims (as defined in the Bankruptcy Code) that Counterparty may have against American or any of its debtor affiliates, and (b) Counterparty shall not take any action whatsoever to recover, collect, or assert any of those

* CONFIDENTIAL TREATMENT REQUESTED

AMENDMENT #6 TO SERVICES AGREEMENT BETWEEN TRX

FULFILLMENT SERVICES, LLC. AND AMERICAN AIRLINES, INC

claims against American or any of its affiliates, including but not limited to filing a proof of claim in the applicable Bankruptcy Case. Further, as consideration for this Amendment, American will waive and release any and all claims arising prior to the Commencement Date and as set forth in the Original Agreement that American has against Counterparty (the “Claims Waiver”). The Claims Waiver shall specifically include any and all performance guarantee claims, rights of offset, counterclaims or adjustments of any kind that American may have arising pursuant to the terms of the Original Agreement. For the avoidance of doubt, this Amendment shall only become effective as of the Assumption Date if American obtains the Order and pays to Counterparty the Cure Amount and obtains Bankruptcy Court approval of the Claims Waiver. Counterparty further agrees that, as a result of negotiating the terms of this Amendment, Counterparty has adequate assurance that American will continue to perform under the terms of the Original Agreement (as modified by this Amendment).

3.	Pricing

As of the Amendment Effective Date, Attachment II to Exhibit A, Section A - * Rates shall be amended by replacing the existing chart with the chart below:

“This chart shall be effective August 1, 2012 – December 31, 2017.

*

4.	All terms and conditions of the Original Agreement remain in full force and effect, except as otherwise provided herein.

5.	This Amendment constitutes the full and complete understanding of the parties with respect to the subject matter of this Amendment and supersedes all prior agreements and understandings between the parties with respect to the subject matter. This Amendment may be modified only by written agreement signed by an authorized representative of each party.

TRX FULFILLMENT SERVICES, LLC.		AMERICAN AIRLINES, INC.

By:	/s/ David D. Cathcart	By:	/s/ Kevin Doeksen

Name:	David D. Cathcart	Name:	Kevin Doeksen

Title:	CFO	Title:	Director

Date:	19 July 2012	Date:	7/18/12

* CONFIDENTIAL TREATMENT REQUESTED